Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 23, 2014	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND

NINE MONTHS ENDED MARCH 31, 2014

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $198 thousand or $0.10 per diluted share, for the three months ended March 31, 2014 as compared to $139 thousand or $0.07 per diluted share for the same period in 2013. The $59 thousand increase in net income during the three months ended March 31, 2014 was primarily attributable to a $57 thousand increase in net interest income, a $38 thousand increase in non-interest income, and a $38 thousand decrease in income tax expense, which were partially offset by a $45 thousand increase in non-interest expense, and a $29 thousand increase in provisions for loan losses. The increase in net interest income during the three months ended March 31, 2014 was attributable to a $77 thousand increase in interest income which was partially offset by a $20 thousand increase in interest expense. The increase in interest income was primarily attributable to higher average balances of U.S. Government agency mortgage-backed securities and higher yields earned on the Company’s U.S. Government agency mortgage-backed securities and Federal Home Loan Bank (“FHLB”) stock, which were partially offset by lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan and investment portfolios, when compared to the same period in 2013. The higher average balance of U.S. Government agency mortgage-backed securities was attributable to a reallocation of funds into the sector. The lower average balance of investment securities was due to maturities and early redemptions within the portfolio, while the decrease in loan volumes was primarily due to lower volumes of construction loans. The increase in interest expense was primarily attributable to higher average balances of time deposits and FHLB short-term borrowings, which were partially offset by lower rates paid on time and passbook savings deposits, when compared to the same period in 2013. The increase in non-interest income was primarily attributable to increases in earnings on bank-owned life insurance and the absence of recognized losses on real estate owned, which was partially offset by decreases in service charges on deposits and an increase in impairment losses on private-label mortgage-backed securities recognized in earnings. The increase in non-interest expense was primarily attributable to higher employee related costs and federal deposit insurance premiums during the three months ended March 31, 2014, when compared to the same period in 2013. The increase in the provision for loan losses is attributable to a $7 thousand increase in the provision for classified loans and a $22 thousand change in the provision for non-classified loans when compared to the same period in 2013.

Net income for the nine months ended March 31, 2014 totaled $641 thousand or $0.31 per diluted share, as compared to $850 thousand or $0.41 per diluted share for the same period in 2013. The $209 thousand decrease in net income during the nine months ended March 31, 2014 was primarily attributable to a $250 thousand decrease in net interest income, a $33 thousand decrease in non-interest income, and an $18 thousand increase in non-interest expense, which were partially offset by an $83 thousand decrease in income tax expense. The decrease in net interest income during the nine months ended March 31, 2014 was attributable to a $268 thousand decrease in interest income which was partially offset by an $18 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan and investment portfolios, which were partially offset by higher average balances of mortgage-backed securities, and higher yields on the Company’s mortgage-backed securities portfolio and FHLB stock, when compared to the same period in 2013. The lower average balance of investment securities was due to maturities and early redemptions within the investment portfolio. The decrease in loan volumes was primarily due to lower volumes of construction loans and mortgage loans. The higher average balance of mortgage-backed securities was attributable to a reallocation of funds into U.S. Government agency floating-rate mortgage-backed securities. The decrease in interest expense was primarily attributable to lower rates paid on deposit accounts, which were partially offset by higher average balances of time deposits and FHLB short-term borrowings during the nine months ended March 31, 2014, when compared to the same period in 2013. The decrease in non-interest income for the nine months ended March 31, 2014, was primarily due to the absence of a $117 thousand recognized gain on the sale of one single-family real estate owned property, the absence of $8 thousand in gains on sale of investment securities, and a $7 thousand increase in net impairment losses recognized in earnings, which were partially offset by a $107 thousand increase in earnings on bank-owned life insurance, when compared to the same period in 2013. The increase in non-interest expense was primarily attributable to increases in employee related expenses, federal deposit insurance premiums, and depreciation expenses related to the planned Windows® 7 upgrade to the Company’s personal computers and automated teller machines, decreases in charitable contributions eligible for PA tax credits, provision for losses on off-balance sheet (loan origination) commitments, and other real estate owned expenses during the nine months ended March 31, 2014, when compared to the same period in 2013. The decrease in the provision for loan losses is attributable to a $36 thousand decrease in the provision for classified loans which was partially offset by a $27 thousand change in the provision for non-classified loans when compared to the same period in 2013.

Market interest rates continued to remain low by historical standards throughout the nine months ended March 31, 2014. In response to this environment, the Company continued to grow the U.S. Government agency floating rate mortgage-backed securities segment of the balance sheet. As market conditions improve, we anticipate continuing to grow our asset base.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

# # #

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	March 31, 2014 (Unaudited)	June 30, 2013 (Unaudited)
Total assets	$317,207	$287,576
Cash and Cash Equivalents	1,458	1,927
Certificates of Deposits	598	598
Investment securities available-for-sale	40,249	77,186
Investment securities held-to-maturity	22,991	26,420
Mortgage-backed securities held-to- maturity	208,775	139,268
Net loans receivable	31,030	31,531
Deposits	142,139	140,524
FHLB advances: long-term	17,500	17,500
FHLB advances: short-term	108,453	96,712
Other short-term borrowings	15,692	0
Equity	32,498	31,828
Book value per share – Common Equity	15.79	15.47
Book value per share – Tier I Equity	16.02	15.83
Annualized Return on average assets	0.28%	0.39%
Annualized Return on average equity	2.66%	3.45%
Tier I leverage ratio	10.66%	11.88%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended March 31, (Unaudited)		Nine Months Ended March 31, (Unaudited)
	2014	2013	2014	2013
Interest income	$1,447	$1,370	$4,273	$4,541
Interest expense	351	331	1,050	1,068

Net interest income	1,096	1,039	3,223	3,473
Provision for loan losses	5	(24)	(82)	(73)

Net interest income after provision for loan losses	1,091	1,063	3,305	3,546
Non-interest income	112	74	396	429
Non-interest expense	913	868	2,731	2,713

Income before income tax expense	290	269	970	1,262
Income taxes	92	130	329	412

NET INCOME	$198	$139	$641	$850

EARNINGS PER SHARE:
Basic	$0.10	$0.07	$0.31	$0.41
Diluted	$0.10	$0.07	$0.31	$0.41

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	2,057,930	2,057,930	2,057,930	2,057,930
Diluted	2,057,930	2,057,930	2,057,930	2,057,930